Exhibit 99.1

         Angelica Reports Third Quarter Fiscal 2004 Results;
   Third Quarter Net Income from Continuing Operations Increases 22%

    ST. LOUIS--(BUSINESS WIRE)--Nov. 30, 2004--Angelica Corporation (NYSE:AGL), a leading provider of healthcare linen management services, today reported financial results for the third quarter and nine months ended October 30, 2004. Continuing operating results exclude the Company's Life Uniform retail division, which was sold during the second quarter of 2004 and is shown as discontinued operations.
    Revenues from continuing operations for the third quarter of fiscal 2004 were $78.7 million, an increase of 11.6% from $70.6 million in the third quarter of fiscal 2003. The year-over-year improvement in revenues was due to organic growth of 5.2% and growth from acquisitions, net of divestitures, of 6.4%. Net income from continuing operations increased 21.9% for the third quarter of fiscal 2004 to $2.7 million, or $0.29 per diluted share, compared to $2.2 million, or $0.24 per diluted share, in the third quarter of fiscal 2003. Fiscal 2004 third-quarter results included non-operating income of $364,000.
    Income from operations for the third quarter of fiscal 2004 was $3.1 million, up from $3.0 million in the same period last year. The Company continued to experience increased expenses associated with natural gas and delivery fuel as well as professional service fees and other expenses associated with a union corporate campaign during the third quarter of 2004. However, volume growth and operating efficiency improvements offset these incremental costs.
    The third quarter net loss from discontinued Life Uniform operations was $1.1 million. While Angelica completed the sale of its Life Uniform retail division in July 2004, the Company incurred additional expenses during the third quarter related to contractual working capital adjustments and added accruals for health insurance and workers' compensation claims at Life Uniform. Angelica expects to record no further significant charges from the sale.
    For the nine months ended October 30, 2004, revenues increased 10.1% to $234.3 million from $212.9 million for the same period in 2003. The year-over-year increase in revenues for the first nine months of 2004 was due to organic growth of 3.6% and growth from acquisitions net of divestitures, of 6.5%. Net income from continuing operations was relatively flat at $8.0 million, or $0.87 per diluted share, as compared to $8.0 million, or $0.90 per diluted share, during the same period in 2003. The favorable impact of the increase in revenues was offset by higher energy costs and direct labor costs.
    For the nine-month period of 2004, net loss from the discontinued Life Uniform operations was $4.7 million, including the $1.1 million in additional expenses discussed above.
    "We are pleased with our third quarter results," said Steve O'Hara, President and CEO. "Despite a continuation of the challenging energy markets, we posted solid revenue growth and improved operating income. Through operational discipline and the pursuit of operating efficiency, we continue to strive to offset the rising cost of energy. Nevertheless, as energy and workers' compensation costs continue to offset margin gains from higher revenue, we expect fiscal year 2004 earnings from continuing operations to be at the low end of our previous guidance of $1.15 to $1.30 per share.
    Mr. O'Hara continued, "We remain excited about Angelica's long-term growth opportunities in healthcare linen management. As Angelica continues to invest in energy-efficient equipment and make selective acquisitions, such as the recently announced Golden State Laundry Service acquisition, we expect our efforts will translate into continued revenue growth and improved margin performances and earnings next year."
    Angelica Corporation will host a conference call on December 1, 2004 at 10:00 AM CST (11:00 AM EST) to discuss its fiscal year 2004 third quarter results. The earnings release will be broadcast live over the Internet hosted at http://www.Angelica.com and will be archived online within one hour of the completion of the conference call. Participating in the call will be Steve O'Hara, President and Chief Executive Officer, and Jim Shaffer, Chief Financial Officer. A telephonic replay of the call will be available through December 15, 2004 by calling 800-475-6701 and using the pass-code 758080.
    Angelica Corporation, traded on the New York Stock Exchange under the symbol AGL, is a leading provider of textile rental and linen management services to the U.S. healthcare market.

    Forward-Looking Statements

    Any forward-looking statements made in this document reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. These potential risks and uncertainties include, but are not limited to, competitive and general economic conditions, the ability to retain current customers and to add new customers in competitive market environments, competitive pricing in the marketplace, delays in the shipment of orders, availability of labor at appropriate rates, availability and cost of energy and water supplies, the cost of workers' compensation and healthcare benefits, the ability to attract and retain key personnel, the ability of the Company to recover its seller note and avoid future lease obligations as part of its sale of Life Uniform, the ability of the Company to accomplish its strategy of redirecting its resources to its healthcare linen management business in a timely and financially advantageous manner, unusual or unexpected cash needs for operations or capital transactions, the effectiveness of certain expense reduction initiatives, the ability to obtain financing in required amounts and at appropriate rates, the ability to identify, negotiate, fund, consummate and integrate acquisitions, and other factors which may be identified in the Company's filings with the Securities and Exchange Commission.


Unaudited results for third quarter and nine months ended October 30, 2004 compared with same periods ended October 25, 2003 (dollars in thousands, except per share amounts):

                    Third Quarter Ended        Nine Months Ended
                 ------------------------- ---------------------------
                 October  October  Percent  October   October  Percent
                    30,      25,     Inc       30,       25,     Inc
                   2004     2003    (Dec)     2004      2003    (Dec)
                 -------- -------- ------- --------- --------- -------
Continuing
 Operations:
Textile service
 revenues        $78,737  $70,576    11.6  $234,331  $212,922    10.1
Cost of textile
 services        (65,616) (57,699)   13.7  (196,533) (172,589)   13.9
                 -------- -------- ------- --------- --------- -------
  Gross profit    13,121   12,877     1.9    37,798    40,333    (6.3)
Selling, general
 and
 administrative
 expenses         (9,766)  (9,737)    0.3   (30,041)  (30,082)   (0.1)
Other operating
 (expense)
 income, net        (213)    (105)  102.9       849      (234)    nm
                 -------- -------- ------- --------- --------- -------
  Income from
   operations      3,142    3,035     3.5     8,606    10,017   (14.1)
Interest expense    (244)    (106)  130.2      (825)     (473)   74.4
Non-operating
 income, net         364       23     nm      2,466     1,938    27.2
                 -------- -------- ------- --------- --------- -------
  Income from
   continuing
   operations
   before taxes    3,262    2,952    10.5    10,247    11,482   (10.8)
Provision for
 income taxes       (587)    (757)  (22.5)   (2,278)   (3,452)  (34.0)
                 -------- -------- ------- --------- --------- -------
Income from
 continuing
 operations        2,675    2,195    21.9     7,969     8,030    (0.8)
                 -------- -------- ------- --------- --------- -------

Discontinued
 Operations:
Loss from operations of
 discontinued segment,
 net of tax         (508)     (11)    nm     (1,143)     (526)  117.3
Loss on disposal
 of discontinued
 segment, net of
 tax                (561)       -     nm     (3,569)        -    nm
                 -------- -------- ------- --------- --------- -------
Loss from
 discontinued
 operations       (1,069)     (11)    nm     (4,712)     (526)  795.8
                 -------- -------- ------- --------- --------- -------
Net income        $1,606   $2,184   (26.5)   $3,257    $7,504   (56.6)
                 ======== ======== ======= ========= ========= =======

Basic earnings
 per share:
  Income from
   continuing
   operations      $0.30    $0.25    20.0     $0.90     $0.91    (1.1)
  Loss from
   discontinued
   operations      (0.12)       -     nm      (0.53)    (0.06)  783.3
                 -------- -------- ------- --------- --------- -------
Net income         $0.18    $0.25   (28.0)    $0.37     $0.85   (56.5)
                 ======== ======== ======= ========= ========= =======

Diluted earnings
 per share:
  Income from
   continuing
   operations      $0.29    $0.24    20.8     $0.87     $0.90    (3.3)
  Loss from
   discontinued
   operations      (0.11)       -     nm      (0.51)    (0.06)  750.0
                 -------- -------- ------- --------- --------- -------
Net income         $0.18    $0.24   (25.0)    $0.36     $0.84   (57.1)
                 ======== ======== ======= ========= ========= =======


Unaudited condensed balance sheets as of October 30, 2004 and January 31, 2004 (dollars in thousands):

                                               October 30, January 31,
                                                  2004        2004
                                               ----------- -----------
ASSETS
----------------------------------------------
Current Assets:
  Cash and short-term investments               $   4,131  $    2,188
  Receivables, net                                 38,424      36,978
  Linens in service                                35,323      35,464
  Prepaid expenses and other current assets         6,992       4,513
  Deferred income taxes                             3,282       5,036
  Assets of discontinued segment held for sale          -      24,498
                                               ----------- -----------
    Total Current Assets                           88,152     108,677

Property and Equipment, net                        92,287      82,252
Other Long-Term Assets                             48,310      44,852
                                               ----------- -----------

Total Assets                                    $ 228,749  $  235,781
                                               =========== ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------------------
Current Liabilities:
  Accounts payable                              $  16,702  $   18,343
  Accrued wages and other compensation              5,014       5,092
  Other accrued liabilities                        25,989      21,732
  Liabilities of discontinued segment held for
   sale                                                 -       7,783
                                               ----------- -----------
    Total Current Liabilities                      47,705      52,950

Long-Term Debt, less current maturities            16,741      19,542
Other Long-Term Obligations                        16,041      16,629
Shareholders' Equity                              148,262     146,660
                                               ----------- -----------

Total Liabilities and Shareholders' Equity      $ 228,749  $  235,781
                                               =========== ===========


    CONTACT: Angelica Corporation
             Steve O'Hara or Jim Shaffer, 314-854-3800 or
             IntegratedCorporate Relations, Inc.
             John Mills, 310-395-2215